Exhibit 99.2

WebMD Health Corp.
111 Eighth Avenue
7th Floor
New York, NY 10011
212.624.3700 Phone

NOTICE OF CONVERSION RATE ADJUSTMENT

in respect of

2.50% Convertible Notes due 2018

of

WEBMD HEALTH CORP.

(CUSIP Nos. 94770V AE2 and 94770V AF9)

April 19, 2012

To:	The Holders of WebMD Health Corp.’s

2.50% Convertible Notes due 2018 (the “Securities”)

Reference is made to the Indenture, dated as of January 11, 2011 (the “Indenture”), between WebMD Health Corp. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), relating to the Securities. Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture.

On April 3, 2012, the Company’s previously announced tender offer to purchase its common stock, par value $0.01 per share (the “Common Stock”), expired. Pursuant to Section 10.11 of the Indenture, the Company hereby gives notice to the Holders of the Securities that, as a result of the tender offer and in accordance with Section 10.06(e) of the Indenture, the conversion rate (as defined in the Indenture) at which shares of Common Stock will be delivered upon conversion of the Securities has been adjusted, effective as of April 4, 2012, to 15.3223 shares of Common Stock for each $1,000 principal amount of the Securities.

WebMD Health Corp.

By:	/s/ Lewis H. Leicher
Name:	Lewis H. Leicher
Title:	Senior Vice President and
Assistant General Counsel